CSW Energy, Inc./CSW International, Inc.
                    Non-recourse Indebtedness
                          June 30, 1997
                           (thousands)


                 Initial                           Inflation
     Type         Term       Rate     Maturity     Adjustment         Amount
---------------  --------   --------  --------     ---------        ----------

   Eurobond       10 years   8.500%     2005         None        (pound) 100,000

   Eurobond       10 years   8.875%     2006         None        (pound) 100,000

 Yankee Bond       5 years   7.980%     2001         None        (pound) 129,116

 Yankee Bond      10 years   8.750%     2006         None        (pound) 129,116

Fixed Rate Loan    7 years   8.250%     2003         None        (pound) 164,413

  Loan Notes       7 years   5.630%     2002         None        (pound)  40,534

   Revolver        5 years   6.620%     2001         None        (pound)  68,000

 Senior Notes      5 years   6.875%     2001         None              $ 200,000